News Release

CONTACT:
U.S. Bancorp Investor Relations	U.S. Bancorp Media Relations
Judith T. Murphy, 612-303-0783	Teri Charest, 612-303-0732
H.D. McCullough, 612-303-0786	Steve Dale, 612-303-0784

U.S. BANCORP ANNOUNCES PRICING FOR DEBT TENDER OFFER

MINNEAPOLIS – June 22, 2005 – U.S. Bancorp (NYSE: USB) announced today the reference yield and purchase price for each series of securities included in its previously announced tender offer for five different series of debt securities originally issued by certain affiliates and predecessors to the Company. Under the terms of the tender offer, for each $1,000 principal amount of securities tendered and accepted for payment, the Company has offered to pay a price intended to result in a yield equal to: (i) the yield to maturity or the earliest redemption date, as the case may be, of the U.S. Treasury reference security specified for that series (as measured at 2:00 p.m., New York City time on the second business day prior to the expiration of the tender offer), plus (ii) the fixed spread specified for that series. The table at the end of this release specifies the reference yield, fixed spread, and purchase price per $1,000 principal amount for each series of securities included in the tender offer.

The tender offer consists of a separate offer for each series of debt securities. The Company is conducting each offer in accordance with the Offer to Purchase dated June 15, 2005. Each offer will expire at 5:00 p.m., New York City time, on Friday, June 24, 2005, unless extended or earlier terminated. Each offer is conditioned on satisfaction of the general conditions described in the Offer to Purchase.

Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC are the Dealer Managers for the tender offer. U.S. Bank National Association is the Depositary and MacKenzie Partners, Inc. is the Information Agent. This news release is neither an offer to purchase nor a solicitation of an offer to sell the securities. The offers are made only by the Offer to Purchase dated June 15, 2005, and the information in this news release is qualified by reference to the Offer to Purchase and related Letter of Transmittal. Persons with questions regarding the offer should contact Bear, Stearns & Co. Inc. at (877) 696-2327 or call collect at (212) 272-5112 or Credit Suisse First Boston LLC at (800) 820-1653 or call collect at (212) 538-4807. Requests for any tender offer documents should be directed to MacKenzie Partners, Inc. at (800) 322-2885 or call collect at (212) 929-5500.

Minneapolis-based U.S. Bancorp, with $198 billion in assets, is the 6th largest financial holding company in the United States. The company operates 2,377 banking offices and 4,654 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. U.S. Bancorp is the parent company of U.S. Bank. Visit U.S. Bancorp on the web at usbank.com.

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DEBT SECURITIES SUBJECT TO TENDER OFFER

Subordinated Notes

					Purchase Price per
			Reference	Fixed Spread (in	$1,000 Principal
CUSIP	Issuer	Title of Securities	Yield	basis points)	Amount[1]
31925EAE6	First Bank National Association[2]	6.875% Subordinated Notes due 2006	3.441%	10	$1,024.75
85508TAA2	Star Bank National Association[3]	6.625% Subordinated Bank Notes due 2006	3.586%	12.5	$1,041.21
587342AF3	Mercantile Bancorporation, Inc.[4]	7.300% Subordinated Notes due 2007	3.623%	17.5	$1,065.74

Capital Securities

					Purchase Price per
			Reference	Fixed Spread (in	$1,000 Principal
CUSIP	Issuer	Title of Securities	Yield	basis points)	Amount[1]
313043AC5	FBS Capital I5	8.09% Capital Securities	3.521%	35	$1,094.59
90329SAC7	U.S. Bancorp Capital I6	8.27% Capital Securities, Series B	3.586%	37.5	$1,099.88

[1]	Assumes a settlement date of June 27, 2005. Does not include accrued interest.

[2]	First Bank National Association was renamed U.S. Bank National Association in 1997.

[3]	Star Bank National Association was renamed Firstar Bank National Association in 1997 and, in turn, renamed U.S. Bank National Association in 2001.

[4]	Mercantile Bancorporation, Inc. was merged with and into Firstar Corporation in 1999. Firstar Corporation merged into U.S. Bancorp in 2001.

[5]	FBS Capital I was created by First Bank System, Inc., a predecessor to U.S. Bancorp. FBS Capital I is an affiliate of U.S. Bancorp.

[6]	U.S. Bancorp Capital I is an affiliate of U.S. Bancorp.